As filed with the Securities and Exchange Commission on December 13, 2010
Registration Statement No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROWN-FORMAN CORPORATION
(Exact Name of Registrant as Specified In its Charter)

Delaware	61-0143150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Dixie Highway
Louisville, Kentucky 40210
(502) 585-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew E. Hamel
Executive Vice President, General Counsel and Secretary
Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210
(502) 585-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Leigh Walton
Laura R. Brothers
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum Aggregate Offering
Title of Each Class of	Price Per Unit/Proposed Maximum Aggregate Offering
Securities to be Registered	Price/Amount of Registration Fee
Debt Securities	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Prospectus

Debt Securities

Brown-Forman Corporation intends to offer at one or more times debt securities. We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. Our principal executive offices are located at 850 Dixie Highway, Louisville, Kentucky 40210. Our telephone number is (502) 585-1100.

Investing in our debt securities involves certain risks. Before buying our debt securities, you should refer to the risk factors included in our most recent Annual Report on Form 10-K and our other periodic reports, in supplements to this prospectus and in other information filed by us with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We will sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The date of this prospectus is December 13, 2010

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to herein as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration process, we may sell from time to time the debt securities registered in one or more offerings. Each time we sell debt securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Additional Information” and “Incorporation of Information by Reference.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and therefore, file reports and other information with the SEC. Our file number with the SEC is 002-26821. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to “our company,” “the Company,” “we,” “us” and “our” mean Brown-Forman Corporation and its consolidated subsidiaries, unless otherwise expressly stated or required by the context.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. You may obtain copies of this information and the documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number: Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210 USA, Attention: Assistant Vice President, Director of Investor Relations, telephone number (502) 774-6691.

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange under the symbols “BF/A” and “BF/B,” respectively. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our Internet address is http://www.brown-forman.com. However, unless otherwise specifically set forth herein, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the corresponding information contained in this prospectus or in documents filed earlier with the SEC.

We incorporate by reference into this prospectus the following documents that we have previously filed with the SEC (other than, in each case, documents or portions thereof or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2010 (which incorporates by reference certain portions of our 2010 Annual Report to Stockholders and the Proxy Statement for the Annual Meeting of Stockholders held on July 22, 2010);

•	Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2010 and October 31, 2010; and

•	Our Current Reports on Form 8-K, filed with the SEC on July 23, 2010 and September 23, 2010.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering pursuant to this prospectus. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus.

Each document referred to above is available over the Internet on the SEC’s website at http://www.sec.gov and on our website at http://www.brown-forman.com. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210
(502) 774-6691
Attention: Assistant Vice President, Director of Investor Relations

Prospectus Supplement

The prospectus supplement for each offering of debt securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both this prospectus and the prospectus supplement in making your investment decision.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. General corporate purposes may include retiring existing indebtedness including commercial paper, acquisitions, repurchases of our common stock, dividends, funding of our pension plan obligations, additions to working capital and capital expenditures.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. Earnings consist of income from continuing operations before income taxes, excluding undistributed minority interest in income of affiliates and fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized and is inclusive of that portion of tax reserves we believe to be representative of interest and that portion of rental expense we believe to be representative of interest.

						For the Six
						Months Ended
	For the Years Ended April 30,					October 31,
	2006	2007	2008	2009	2010	2010

Ratio of Earnings to Fixed Charges	23.2x	14.8x	12.5x	15.6x	18.1x	23.6x

Description of Debt Securities

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture (the “base indenture”) between us and U.S. Bank National Association, as trustee dated as of April 2, 2007, as supplemented by a supplemental indenture dated as of December 13, 2010 (together with the base indenture, the “indenture”). When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this section entitled “Description of Debt Securities,” references to “we,” “us,” “our,” and Brown-Forman, include Brown-Forman Corporation only and not any of its subsidiaries.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States Federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness” from time to time outstanding. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, Brown-Forman for borrowed money, whether or not represented by bonds, debentures, notes or similar instruments and amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness. “Senior indebtedness” does not include any indebtedness or other obligations specifically designated as not being senior indebtedness. See the indenture, section 13.03.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

Limitation on Liens

The indenture provides that if we or any of our Subsidiaries (as defined below) incurs, issues, assumes or guarantees any Indebtedness (as defined below) secured by a Mortgage (as defined below) on Principal Property (as defined below) of ours or of any Subsidiary or on any shares of capital stock or Indebtedness (owed to us or any other Subsidiary) of any Subsidiary that owns Principal Property, we will secure, or cause such Subsidiary to secure, all outstanding debt securities governed by the indenture equally and ratably with such secured Indebtedness, unless after giving effect thereto the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as defined below) of ours and of our Subsidiaries in respect of sale and lease-back transactions involving Principal Properties (other than certain sale and lease-back transactions that are permitted under “Limitation on Sale and Leaseback Transactions”) would constitute less than 15% of our and our consolidated Subsidiaries’ Consolidated Net Assets (as defined below) upon such incurrence, issuance, assumption or guarantee. This restriction will not apply in the case of:

•	Mortgages affecting property of any person existing at the time such person becomes a Subsidiary or at the time it is acquired by us or a Subsidiary or arising thereafter under contractual commitments entered into prior to and not in contemplation of such person’s becoming a Subsidiary or being acquired by us or a Subsidiary;

•	Mortgages existing at the time of acquisition of the property affected by such Mortgage, or Mortgages incurred to secure payment of all or part of the purchase price of such property or to secure Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price of such property (provided such Mortgages are limited to such property and improvements to such property);

•	Mortgages placed into effect prior to, at the time of, or within 180 days of completion of construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction or improvement of such facilities, or to secure Indebtedness incurred to provide funds for any such purpose (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

•	Pledges or deposits in the ordinary course of business and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

•	Mortgages imposed by law, such as carriers’, warehousemen’s and mechanics’ and materialmen’s liens, arising in the ordinary course of business;

•	Mortgages for taxes or assessments or governmental charges or levies, so long as such taxes or assessments or governmental charges or levies are not due and payable, or the same can be paid thereafter without penalty, or the same are being contested in good faith;

•	minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

•	Mortgages in respect of judgments that do not result in an event of default under the indenture;

•	Mortgages which secure only debt owing by a Subsidiary to us or to a Subsidiary of ours;

•	Mortgages required by any contract or statute in order to permit us or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any state, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia, and Mortgages on property owned or leased by us or a Subsidiary (a) to secure any Indebtedness incurred for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and the improvements the cost of construction of which is being so financed), or (b) needed to permit the construction, improvement, attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Mortgages shall not extend to other property or assets of us or any Subsidiary;

•	landlords’ liens on property held under lease;

•	Mortgages, if any, in existence on the date the base Indenture is executed; and

•	certain extensions, renewals, replacements or refundings of Mortgages referred to in the foregoing clauses.

Limitation on Sale and Lease-back Transactions

The indenture provides that neither we nor any of our Subsidiaries may enter into any sale and lease-back transaction involving Principal Property acquired or placed into service more than 180 days prior to such transaction, whereby such property has been or is to be sold or transferred by us or any Subsidiary, unless:

•	we or such Subsidiary would at the time of entering into such transaction be entitled to create Indebtedness secured by a Mortgage on such property as described in “— Limitations on Liens” above in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities; or

•	we apply to the retirement or prepayment (other than any mandatory retirement or prepayment) of our Funded Debt (as defined below), or to the acquisition, development or improvement of Principal Property, an amount equal to the net proceeds from the sale of the Principal Property so leased within 180 days of the effective date of any such sale and lease-back transaction, provided that the amount to be applied to the retirement or prepayment of our Funded Debt shall be reduced by the principal amount of any debt securities delivered by us to the trustee within 180 days after such sale and lease-back transaction for retirement and cancellation.

This restriction will not apply to any sale and lease-back transaction (i) involving the taking back of a lease for a period of three years or less; (ii) involving industrial development or pollution control financing; or (iii) between us and a Subsidiary or between Subsidiaries.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance all or substantially all of our or our Subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the debt securities and the due and punctual performance and observance of every covenant and condition of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	no Event of Default described under the caption “Events of Default and Remedies” or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions and that we have complied with all conditions precedent in the indenture relating to such transaction.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our Subsidiaries’ assets to any person, the successor person shall succeed to, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations and covenants under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Certain Definitions

“Attributable Debt” means, with respect to any sale and lease-back transaction, as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting all current liabilities (excluding any portion of current liabilities constituting Funded Debt by reason of being renewable or extendable), all as set forth on the balance sheet for the most-recently ended fiscal quarter of the person for which such determination is being made and computed in accordance with generally accepted accounting principles.

“Funded Debt” means all indebtedness for money borrowed classified as long-term debt on the audited balance sheet for the most-recently ended fiscal period (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made.

“Indebtedness” means:

•	any liability of any person for borrowed money, or evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations but excluding Trade Payables), or for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;

•	any of the foregoing liabilities of another that a person has guaranteed, that is recourse to such person, or that is otherwise its legal liability;

•	mandatorily redeemable preferred or preference stock of one of our Subsidiaries held by anyone other than us or one of our Subsidiaries; and

•	any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in the foregoing clauses.

“Mortgage” means, with respect to an asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Principal Property” means all real property, fixtures, machinery and equipment located within the United States directly engaged in our or our Subsidiaries’ manufacturing activities, including manufacturing and processing facilities, except any such real property, fixtures, machinery and equipment which our board of directors determines is not material to our business and our Subsidiaries’ business taken as a whole.

“Significant Subsidiary” means each Subsidiary which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, as amended or modified and in effect from time to time.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly capital stock or equivalent interests having more than 50% of the total voting power of the capital stock or equivalent interests then outstanding and normally entitled to vote in the election of directors, managers or trustees thereof.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, finished products, inventory or services.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) we default in the payment of any scheduled principal of or interest on any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities), aggregating more than $50 million in principal amount, when due and payable after giving effect to any applicable grace period;

(6) we default in the performance of any other term or provision of any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities) in excess of $50 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of any series, a written notice specifying such default or defaults;

(7) one or more judgments, decrees, or orders is entered against us or any of our Significant Subsidiaries by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $50 million, and the continuance of such judgment, decree, or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount of the judgment, decree or order is due without a stay of execution;

(8) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(9) any other Events of Default set forth in a prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (8) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (8) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable) in an amount,

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable)

of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

U.S. Bank National Association serves as trustee under certain indentures related to other securities that we have issued or guaranteed.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our Subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Legal Matters

Certain legal matters relating to the debt securities will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

Experts

The consolidated financial statements as of April 30, 2010 and 2009, for each of the three years in the period ended April 30, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2010 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2010 (which incorporates by reference certain portions of our 2010 Annual Report to Stockholders) have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemized estimate of fees and expenses payable by us in connection with the issuance and distribution of the debt securities being registered hereunder, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$	*
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving expenses		(1)
Trustee’s fees and expenses		(1)
Rating agency fees		(1)
Miscellaneous fees and expenses		(1)
Total		$(1)

*	Deferred in accordance with Rule 456(b) of the Securities Act and calculated in connection with the offering of securities pursuant to Rule 457(r) of the Securities Act.

(1)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, Brown-Forman Corporation’s Certificate of Incorporation provides that a director shall not be personally liable to Brown-Forman Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director’s duty of loyalty to Brown-Forman Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the By-laws of Brown-Forman Corporation permit its board of directors to adopt a resolution providing for the indemnification of its officers and directors to the extent authorized by law.

A directors’ and officers’ insurance policy insures Brown-Forman Corporation’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Item 16.	Exhibits

1	.1*	Form of Underwriting Agreement.
4.1		Indenture (incorporated by reference to Exhibit 4.1 of our Form 8-K filed on April 3, 2007).
4.2		First Supplemental Indenture.
5.1		Opinion of Bass, Berry & Sims PLC.
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers LLP.
24.1		Powers of Attorney (set forth on the signature pages to this registration statement).
25.1		Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1.

*	To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 13th day of December, 2010.

BROWN-FORMAN CORPORATION

By:	/s/ Paul C. Varga
Paul C. Varga
Chief Executive Officer

Signature Page and Power of Attorney

Know all men by these presents, each person whose signature appears below hereby constitutes and appoints Donald C. Berg, Matthew E. Hamel and Nelea A. Absher and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Paul C. Varga Paul C. Varga	Chairman, Chief Executive Officer (Principal Executive Officer)	December 13, 2010

/s/ Donald C. Berg Donald C. Berg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 13, 2010

/s/ Jane C. Morreau Jane C. Morreau	Senior Vice President, Director of Finance, Accounts and Technology (Principal Accounting Officer)	December 13, 2010

/s/ Patrick Bousquet-Chavanne Patrick Bousquet-Chavanne	Director	December 13, 2010

/s/ G. Garvin Brown IV G. Garvin Brown IV	Presiding Chairman, Director	December 13, 2010

/s/ Martin S. Brown, Jr. Martin S. Brown, Jr.	Director	December 13, 2010

Signature	Title	Date

/s/ Bruce L. Byrnes Bruce L. Byrnes	Director	December 13, 2010

/s/ John D. Cook John D. Cook	Director	December 13, 2010

/s/ Sandra A. Frazier Sandra A. Frazier	Director	December 13, 2010

/s/ Richard P. Mayer Richard P. Mayer	Director	December 13, 2010

/s/ William E. Mitchell William E. Mitchell	Director	December 13, 2010

/s/ William M. Street William M. Street	Director	December 13, 2010

/s/ Dace Brown Stubbs Dace Brown Stubbs	Director	December 13, 2010

/s/ James S. Welch, Jr. James S. Welch, Jr.	Director	December 13, 2010